UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
Form 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): December 15, 2020 (December 10, 2020)
Gladstone Land Corporation
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35795	54-1892552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1521 Westbranch Drive, Suite 100, McLean, Virginia 22102
(Address of Principal Executive Offices) (Zip Code)
(703) 287-5800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LAND	The Nasdaq Stock Market, LLC
6.375% Series A Cumulative Term Preferred Stock, $0.001 par value per share	LANDP	The Nasdaq Stock Market, LLC
6.00% Series B Cumulative Redeemable Preferred Stock, $0.001 par value per share	LANDO	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Marital Definitive Agreement.
On December 10, 2020, Gladstone Land Limited Partnership (the “Operating Partnership”), a wholly-owned subsidiary of Gladstone Land Corporation (“Gladstone Land”), through Gladstone Lending Company, LLC (the “Borrower”), a wholly-owned subsidiary of the Operating Partnership (the Borrower, together with the Operating Partnership and Gladstone Land, collectively, the “Company”), entered into an amended and restated bond purchase agreement (the “Amended and Restated Bond Purchase Agreement”) with Federal Agricultural Mortgage Corporation (“Farmer Mac”) and Farmer Mac Mortgage Securities Corporation (the “Bond Purchaser”), increasing the secured note purchase facility to provide for bond issuances up to an aggregate principal amount of $225.0 million (the “Farmer Mac Facility”). In addition, the Amended and Restated Bond Purchase Agreement extended the date up to which the Company can issue new bonds to May 31, 2023 and final maturity date for bonds issued under the Farmer Mac Facility to December 31, 2030. The Amended and Restated Bond Purchase Agreement also included certain adjustments to the Fixed Charge Coverage Ratio definition and the Fixed Charge Ratio Covenant. All other terms of the Bond Purchase Agreement remained the same. All capitalized terms not defined in this Current Report on Form 8-K are defined in the Amended and Restated Bond Purchase Agreement.

In connection with the Amended and Restated Bond Purchase Agreement, on December 10, 2020, the Borrower also entered into an amended and restated pledge and security agreement (the “Amended and Restated Pledge and Security Agreement”) in favor of the Bond Purchaser and Farmer Mac, which provides for the Borrower to pledge, as collateral for bonds issued pursuant to the Farmer Mac Facility. All terms of the Pledge and Security Agreement remained the same.

The Amended and Restated Bond Purchase Agreement and the Amended and Restated Pledge Agreement continue to include customary events of default, the occurrence of any of which, after any applicable cure period, would permit the Bond Purchaser and Farmer Mac to, among other things, accelerate payment of all amounts outstanding under the Farmer Mac Facility and to exercise its remedies with respect to the pledged collateral, including foreclosure and sale of the agricultural real estate underlying the pledged mortgage loans.

The foregoing summaries of the Amended and Restated Bond Purchase Agreement and the Amended and Restated Pledge and Security Agreement are qualified in their entirety by reference to the Amended and Restated Bond Purchase Agreement and the Amended and Restated Pledge and Security Agreement, copies of which are attached as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Amended and Restated AgVantage Bond Purchase Agreement, dated as of December 10, 2020, by and among Gladstone Lending Company, LLC, as Issuer, Farmer Mac Mortgage Securities Corporation, as Bond Purchaser, and Federal Agricultural Mortgage Corporation, as Guarantor.

10.2
Amended and Restated Pledge and Security Agreement, dated as of December 10, 2020, by and among Gladstone Lending Company, LLC, as Grantor, Farmer Mac Mortgage Securities Corporation, as Purchaser, and Federal Agricultural Mortgage Corporation, as Collateral Agent and Bond Guarantor.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Land Corporation
(Registrant)

Date: December 15, 2020	By: /s/ Lewis Parrish
Lewis Parrish
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amended and Restated AgVantage Bond Purchase Agreement, dated as of December 10, 2020, by and among Gladstone Lending Company, LLC, as Issuer, Farmer Mac Mortgage Securities Corporation, as Bond Purchaser, and Federal Agricultural Mortgage Corporation, as Guarantor.

10.2
Amended and Restated Pledge and Security Agreement, dated as of December 10, 2020, by and among Gladstone Lending Company, LLC, as Grantor, Farmer Mac Mortgage Securities Corporation, as Purchaser, and Federal Agricultural Mortgage Corporation, as Collateral Agent and Bond Guarantor.

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